Exhibit 4.7

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON FORM S-1 FILE NO. PURSUANT TO WHICH SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES LAWS (THE “ACTS”) (ii) ANOTHER EFFECTIVE REGISTRATION STATEMENT FOR THIS WARRANT OR COMMON STOCK PURCHASABLE HEREUNDER, AS APPLICABLE, UNDER THE ACTS, OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACTS.

SPHERIC TECHNOLOGIES, INC.

WARRANT AGREEMENT

VOID AFTER 5:00 P.M. NEW YORK TIME, ________________, 2013

Issue Date: _________________, 2008

1. Basic Terms. This Warrant Agreement (the “Warrant”) certifies that, for value received, the registered holder specified below or its registered assigns (“Holder”) is the owner of a warrant of Spheric Technologies, Inc., a Nevada corporation having its principal place of business at 4708 East Van Buren Street, Phoenix, Arizona 85008 (the “Corporation”), subject to adjustments as provided herein, to purchase _____________ (            ) shares of the Common Stock, $0.001 par value, of the Corporation (the “Common Stock”) from the Corporation at the price per share shown below (the “Exercise Price”).

Holder:
Exercise Price per share:	$7.20

Except as specifically provided otherwise, all references in this Warrant to the Exercise Price and the number of shares of Common Stock purchasable hereunder shall be to the Exercise Price and number of shares after any adjustments are made thereto pursuant to this Warrant. This Warrant is one of a series of Warrants issued pursuant to an underwriting agreement dated _____________________, 2008 between the Corporation and Midtown Partners & Company, LLC (the “Agreement”) relating to the public offering pursuant to a registration statement on Form S-1, as amended (File No. ) (the “Registration Statement”) of up to 1,333,334 shares of Common Stock.

2. Corporation’s Representations/Covenants. The Corporation represents and covenants that the shares of Common Stock issuable upon the exercise of this Warrant shall at delivery be fully paid and non-assessable and free from taxes, liens, encumbrances and charges with respect to their purchase. The Corporation shall take any necessary actions to assure that the par value per share of the Common Stock is at all times equal to or less than the then current Exercise Price per share of Common Stock issuable pursuant to this Warrant. The Corporation shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights of outstanding convertible securities, options and warrants of the Corporation, including this Warrant.

3. Method of Exercise; Fractional Shares. This Warrant is exercisable at the option of the Holder at any time by surrendering this Warrant, on any business day during the period (the “Exercise Period”) beginning after the one year anniversary of the effective date of the Registration Statement and ending at 5:00 p.m. (New York time) five (5) years after the issue date. To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Corporation or that of the duly authorized and acting transfer agent for its Common Stock, together with the executed exercise form (substantially in the form of that attached hereto) and together with payment for the Common Stock purchased under this Warrant. The principal office of the Corporation is located at the address specified in Section 1 of this Warrant; provided, however, that the Corporation may change its principal office upon notice to the Holder. Payment shall be made by check payable to the order of the Corporation or by wire transfer or the Holder may elect to exercise this Warrant by means of a cashless exercise pursuant to Section 12 hereof. This Warrant is not exercisable with respect to a fraction of a share of Common Stock. In lieu of issuing a fraction of a share remaining after exercise of this Warrant as to all full shares covered by this Warrant, the Corporation shall either at its option (a) pay for the fractional share cash equal to the same fraction at the fair market price for such share; or (b) issue scrip for the fraction in the registered or bearer form which shall entitle the Holder to receive a certificate for a full share of Common Stock on surrender of scrip aggregating a full share.

4 Protection Against Dilution.

(a) If the Corporation, with respect to the Common Stock, (1) pays a dividend or makes a distribution on shares of Common Stock that is paid in shares of Common Stock or in securities convertible into or exchangeable for Common Stock (in which latter event the number of shares of Common Stock initially issuable upon the conversion or exchange of such securities shall be deemed to have been distributed), (2) subdivides outstanding shares of Common Stock, (3) combines outstanding shares of Common Stock into a smaller number of shares, or (4) issues by reclassification of common stock any shares of capital stock of the Corporation, the Exercise Price in effect immediately prior thereto shall be adjusted so that each Holder thereafter shall be entitled to receive the number and kind of shares of Common Stock or other capital stock of the Corporation that it would have owned or been entitled to receive in respect of this Warrant immediately after the happening of any of the events described above had this Warrant been converted immediately prior to the happening of that event. An adjustment made in accordance with this section shall become effective immediately after the record date, in the case of a dividend, and shall become effective immediately after the effective date, in the case of a subdivision, combination, or reclassification. If, as a result of an adjustment made in accordance with this Section 4, the Holder becomes entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Corporation, the board of directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Rate between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

5. Adjustment for Reorganization, Consolidation, Merger, Etc.

(a) In the event of any consolidation or merger to which the Corporation is a party other than a consolidation or merger in which the Corporation is the continuing corporation, or the sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation) (each such transaction referred to herein as “Reorganization”), no adjustment of exercise rights or the Exercise Price shall be made; provided, however, that the Holder shall thereupon be entitled to receive and provision shall be made therefor in any agreement relating to a Reorganization, the kind and number of securities or property (including cash) of the Corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise transferred or with whom securities have been exchanged, which the Holder would have owned or been entitled to receive as a result of such Reorganization had this Warrant been exercised immediately prior to such Reorganization (and assuming the Holder failed to make an election, if any was available, as to the kind or amount of securities, property or cash receivable by reason of such Reorganization; provided, that if the kind or amount of securities, property or cash receivable upon such Reorganization is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”) then, for the purpose of this section, the kind and amount of securities, property or cash receivable upon such Reorganization for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). In any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth herein (including the specified changes and other adjustments to the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares, other securities or property thereafter receivable upon exercise of this Warrant. The provisions of this section similarly apply to successive Reorganizations.

(b) In addition, if the Corporation, at any time while this Warrant is outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock (“Common Stock Equivalents”), entitling any person to acquire shares of Common Stock at a price per share less than the Exercise Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance at a price less than the prevailing Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price), then the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. However, upon the expiration of any Common Stock Equivalents the issuance of which resulted in an adjustment in the Exercise Price pursuant to this Section, if any such Common Stock Equivalents shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of this Section after the issuance of such Common Stock Equivalents) had the adjustment of the Exercise Price made upon the issuance of such Common Stock Equivalents been made on the basis of offering for subscription or purchase only that number of shares of the Common Stock actually purchased upon the exercise of such Common Stock Equivalents actually exercised. Notwithstanding anything herein to the contrary, the following shall not be subject to the provisions of this Section 5: (1) issuances of any stock or stock options under any employee benefit plan of the Corporation whether now existing or approved by the Board of Directors of the Corporation, provided that no such issuances shall be at less than six dollars ($6.00) for a period commencing on the date hereof and ending six (6) months thereafter, and (2) issuances of any stock under any convertible securities, rights, options and warrants outstanding prior to the date of issuance of this Warrant, but not any modifications thereof.

6. Notice of Adjustment. On the happening of an event requiring an adjustment of the Exercise Price or the shares purchasable under this Warrant, the Corporation shall, within ten (10) days, give written notice to the Holder stating the adjusted Exercise Price and the adjusted number and kind of securities or other property purchasable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Holder shall have the right to make an inspection regarding information in the notice

7. Dissolution, Liquidation. In case of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation (other than in connection with reorganization, consolidation, merger, or other transaction covered by paragraph 5 above) is at any time proposed; the Corporation shall give at least thirty (30) days prior written notice to the Holder. Such notice shall contain: (a) the date on which the transaction is to take place; (b) the record date (which shall be at least thirty (30) days after the giving of the notice) as of which holders of Common Stock will be entitled to receive distributions as a result of the transaction; (c) a brief description of the transaction, (d) a brief description of the distributions to be made to holders of Common Stock as a result of the transaction; and (d) an estimate of the fair value of the distributions. On the date of the transaction, if it actually occurs, this Warrant and all rights under this Warrant shall terminate.

8. Rights of Holder. The Corporation shall deliver to the Holder all notices and other information provided to its holders of shares of Common Stock or other securities which may be issuable hereunder concurrently with the delivery of such information to the holders. This Warrant does not entitle the Holder to any voting rights or, except for the foregoing notice provisions, any other rights as a shareholder of the Corporation. No dividends are payable or will accrue on this Warrant or the shares of Common Stock purchasable under this Warrant until, and except to the extent that, this Warrant is exercised. Upon the surrender of this Warrant and payment of the Exercise Price as provided above, the person or entity entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the record holder of such shares as of the close of business on the date of the surrender of this Warrant for exercise as provided above. Upon the exercise of this Warrant, the Holder shall have all of the rights of a shareholder in the Corporation.

9. Exchange for Other Denominations. This Warrant is exchangeable, on its surrender by the Holder to the Corporation, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the balance of the number of shares purchasable under this Warrant in denominations and subject to restrictions on transfer contained herein, in the names designated by the Holder at the time of surrender.

10. Substitution. Upon receipt by the Corporation of evidence satisfactory (in the exercise of reasonable discretion) to it of the ownership of and the loss, theft or destruction or mutilation of the Warrant, and (in the case or loss, theft or destruction) of indemnity satisfactory (in the exercise of reasonable discretion) to it, and (in the case of mutilation) upon the surrender and cancellation thereof, the Corporation will issue and deliver, in lieu thereof, a new Warrant of like tenor.

11. Restrictions on Transfer. Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Acts. Neither this Warrant nor the shares of Common Stock purchasable hereunder may be sold, transferred, pledged or hypothecated in the absence of (a) a post effective amendment to the registration statement pursuant to which such securities have been registered under the Acts, (b) another effective registration statement for the securities under the Acts or (b) an opinion of counsel reasonably satisfactory to the Corporation that registration is not required under such Acts. If the Holder seeks an opinion as to transfer without registration from Holder’s counsel, the Corporation shall provide such factual information to Holder’s counsel as Holder’s counsel reasonably requests for the purpose of rendering such opinion. Each certificate evidencing shares of Common Stock purchased hereunder will bear a legend describing the restrictions on transfer contained in this paragraph unless, in the opinion of counsel reasonably acceptable to the Corporation, the shares need no longer to be subject to the transfer restrictions.

12. Cashless Exercise.

(a) The Holder may, upon any full or partial exercise of this Warrant, pay the Exercise Price applicable to such exercise by delivering this Warrant and receiving from the Corporation in return therefor the number of shares of Common Stock as to which the Warrant is being exercised which have a fair market value on the date of exercise equal to the fair market value of the Warrant as established in paragraph 4(b).

(b) The fair market value of this Warrant shall mean the fair market value of the Common Stock purchasable under this Warrant minus the Exercise Price of this Warrant.

(c) The fair market value of the Common Stock is, if the Common Stock is traded on a national securities exchange or in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the average of the daily market prices of such stock on the ten (10) trading days immediately preceding the date as of which such value is to be determined. The market price for each such trading day shall be average of the closing prices on such day of the Common Stock on all domestic exchanges on which the Common Stock is then listed, or if there have not been sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if the Common Stock is not so listed, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any domestic exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the fair market value shall be reasonably determined by the Corporation in good faith as of a date which is within fifteen (15) days of the date as of which the determination is to be made.

13. Registration Rights.

(a) Mandatory Registration. The Corporation shall prepare, and, as soon as practicable, but in no event later than sixty (60) days after the date that a Holder of the Warrant provides a written request, file with the Securities and Exchange Commission (the “SEC”) a post effective amendment to the Registration Statement covering the resale of all or a portion of the securities or shares of Common Stock into which the securities are convertible that are owned by the Holder as are specified in the request. Within five (5) days of the request, the Corporation shall give notice to any other Holder of warrants issued in connection with the Registration Statement advising that the Corporation is proceeding with such registration statement and offering to include therein the securities of such Holders. The Corporation shall not be obligated to such other Holders to include them in the registration statement unless such other Holder shall have accepted such offer by written notice to the Corporation within ten (10) days. No other securities of the Corporation shall be entitled to participate in such registration. The Holder and each Holder that accepts such notice may elect to include in such registration all or a part of the securities of the Corporation he or she holds. Such election shall apply to the shares owned by each as well as any shares of Common Stock or securities issued upon any stock split, stock dividend, recapitalization or similar event of the shares (all such shares shall be referred to as “Registrable Securities”). The Corporation shall use its best efforts to have filed and cause to become effective a post effective amendment, registration statement or offering statement as promptly as practicable and for the period of two (2) years thereafter to reflect in the post effective amendment, registration statement or offering statement financial statements that are prepared in accordance with Section 10(a)(3) of the Act and any facts or events arising that individually or in the aggregate represent a fundamental and/or material change in the information set forth in the post effective amendment, registration statement or offering state to enable the holder of the Warrant to exercise and sell the Warrant during such two (2) year period. If any registration is an underwritten registration the Corporation will select an underwriter approved by the Holder.

(b) Piggyback Registration. If at any time or from time to time, the Corporation shall determine to register any of its securities, either for its own account or the account of a security holder other than a registration relating solely to employee benefit plans, the Corporation will:

(i) promptly give to the Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within twenty (20) days after receipt of such written notice from the Holder .

If the registration of which the Corporation gives notice is for a registered public offering involving an underwriting, the Corporation shall so advise the Holder as a part of the written notice given pursuant to clause (i) above. In such event the right of the Holder to registration pursuant to this Agreement shall be conditioned upon the inclusion of the Holder’s Registrable Securities in the underwriting to the extent provided herein. All stockholders proposing to distribute their securities through such underwriting shall (together with the Corporation) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Corporation with the approval of the Holder. If the underwriter shall determine in good faith and advise the Corporation in writing that it is its opinion that the number of Registrable Securities requested to be included exceeds the number that can be sold in the offering without materially adversely affecting the distribution of such securities, the Corporation will include in such registration (i) first, the securities that the Corporation proposes to sell and (ii) second, the Holder’s securities requested to be included in such registration pro rata among the Holders and (iii) third, securities of the holders of other securities requesting registration. If a piggyback registration consists only of underwritten secondary registration on behalf of holder’s of the Corporation’s securities and the underwriter shall determine in good faith and advise the Corporation in writing that it is its opinion that the number of Registrable Securities requested to be included exceeds the number that can be sold in the offering without materially adversely affecting the distribution of such securities, the Corporation will include in such registration (i) first, the Holder’s securities requested to be included in such registration pro rata among the Holders and (ii) second, the securities of the holders of other securities requesting registration. If the Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Expenses of Registration. All expenses incurred in connection with registrations pursuant to Section 13 shall be borne by the Corporation, including but not limited to legal, accounting and printing fees.

(d) In the case of each registration effected by the Corporation pursuant to this Agreement, the Corporation will keep the Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Corporation will:

(i) Use its best efforts to keep such registration effective for a period of two (2) years or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such two (2) year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Acts permit an offering on a continuous or delayed basis, and provided further that applicable rules under the Acts governing the obligation to file a post-effective amendment, permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a)(3) of the Securities Act of 1933 or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 in the registration statement;

(ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to reflect facts or events representing material or fundamental change in the information set forth therein or otherwise necessary to comply with the provisions of the Acts with respect to the disposition of all securities covered by such registration statement;

(iii) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holders from time to time may reasonably request;

(iv) Notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Acts of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(v) Cause all such Registrable Securities to be listed on each securities exchange (including, if applicable, NASDAQ) on which similar securities issued by the Corporation are then listed;

(vi) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(vii) Make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by the Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers and directors to supply all information reasonably requested by the Holder, underwriter, attorney or accountant in connection with such registration statement, provided such information is kept confidential by the recipient thereof;

(viii) If requested by the Holder, furnish to each a signed counterpart, addressed to each, of:

(1) an opinion of counsel for the Corporation, dated the effective date of the registration statement, and

(2) “comfort” letters signed by the Corporation’s independent public accountants who have examined and reported on the Corporation’s financial statements included in the registration statement, to the extent permitted by the standards of the AICPA, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities;

(ix) If requested by the Holder, furnish to each a copy of all documents filed with and all correspondence from or to the SEC in connection with any such offering; and

(x) Use its best efforts to register the securities of the Holder for offer or sale under the state securities or blue sky laws of such jurisdictions as the Holder may request and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the proposed transfer, sale or other disposition of the securities in any jurisdiction.

(e) The Corporation will indemnify the Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Corporation of the Acts or any rule or regulation thereunder applicable to the Corporation and relating to action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse the Holder, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Corporation by the Holder and stated to be specifically for use therein.

(f) The Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Corporation, each of its directors and officers and each underwriter, if any, of the Corporation’s securities covered by such a registration statement, each person who controls the Corporation or such underwriter within the meaning of the Acts and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Corporation and its, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Corporation by the Holder specifically for use therein.

(g) Each party entitled to indemnification under this Agreement, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Agreement, notify the indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the indemnifying party of such action, suit or proceeding shall not relieve the indemnifying party from any liability which it may have to any indemnified party under this Agreement unless the rights of the indemnifying party are materially impaired by such failure to notify. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party shall not be liable to such indemnified party in connection with any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at its expense unless: (i) the employment of counsel by it has been authorized by the indemnifying party; (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on such indemnified party’s behalf); (iii) the defendants in, or targets of, any such litigation include any indemnified party and the indemnifying party, and such indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party; or (iv) the indemnifying party shall not in fact have employed counsel to assume the defense of such action within a reasonable time after notice of the institution of such litigation, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party; provided, however, that the indemnifying party shall not be liable for the fees and expense of more than one such separate counsel in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same allegations or circumstances. The indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent.

(h) From and after the date of this Agreement, the Corporation shall not enter into any agreement with any holder or prospective holder of any securities of the Corporation giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holder hereunder.

(i) The rights to cause the Corporation to register securities granted to the Holder under this Agreement may be transferred or assigned by each to a transferee or assignee of any warrants or shares of Common Stock, provided that the Corporation is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned.

14. Transfer. Except as otherwise provided in this Warrant, this Warrant is transferable only on the books of the Corporation by the Holder in person or by attorney, on surrender of this Warrant, properly endorsed.

15. Recognition of Holder. Prior to due presentment for registration of transfer of this Warrant, the Corporation shall treat the Holder as the person exclusively entitled to receive notices and otherwise to exercise rights under this Warrant. All notices required or permitted to be given to the Holder shall be in writing and shall be given by first class mail, postage prepaid, addressed to the Holder at the address of the Holder appearing in the records of the Corporation.

16. Payment of Taxes. The Corporation shall pay all taxes and other governmental charges, other than applicable income taxes, that may be imposed with respect to the issuance of shares of Common Stock pursuant to the exercise of this Warrant.

17. Headings. The headings in this Warrant are for purposes of convenience in reference only, shall not be deemed to constitute a part of this Warrant and shall not affect the meaning or construction of any of the provisions of this Warrant.

18. Miscellaneous. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the Corporation and the Holder. This Warrant shall inure to the benefit of and shall be binding upon the successors and assigns of the Corporation. Under no circumstances may this Warrant be assigned by the Holder.

19. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its principles governing conflicts of law.

SPHERIC TECHNOLOGIES, INC.

By:
Joseph Hines
Chief Executive Officer and President

SPHERIC TECHNOLOGIES, INC.

Form of Transfer

(To be executed by the Holder to transfer the Warrant)

For value received the undersigned registered holder of the attached Warrant hereby sells, assigns, and transfers the Warrant to the Assignee(s) named below:

Names of Assignee	Address	Taxpayer ID No.	Number of shares subject to transferred Warrant

The undersigned registered holder further irrevocably appoints ____________________ _______________________________ attorney (with full power of substitution) to transfer this Warrant as aforesaid on the books of the Corporation.

Date:
Signature

SPHERIC TECHNOLOGIES, INC.

Exercise Form

(To be executed by the Holder to purchase

Common Stock pursuant to the Warrant)

The undersigned holder of the attached Warrant hereby irrevocably elects to exercise purchase rights represented by such Warrant for, and to purchase, ___________ shares of Common Stock of Spheric Technologies, Inc, a Nevada corporation.

The undersigned intends that payment of the exercise price shall be made as (check one)

Cash exercise ________

Cashless exercise_________

If the Holder has elected a Cash exercise, the Holder shall pay the sum of $______ by certified or official bank check or by wire transfer to the Corporation in accordance with the terms of the Warrant

If the Holder has elected a Cashless exercise, a certificate shall be issued to the Holder for the number of shares calculated in accordance with the terms of the Warrant.

The undersigned requests that if such number of shares is not all of the shares purchasable under this Warrant, that a new Warrant of like tenor for the balance of the remaining shares purchasable under this Warrant be issued.

Date:
Signature

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